Exhibit (h)(1)

FS GLOBAL CREDIT OPPORTUNITIES FUND—T

Up to 150,000,000 Common Shares of Beneficial Interest, Par Value $0.001 Per Share

DEALER MANAGER AGREEMENT

[●], 2016

FS2 Capital Partners, LLC

201 Rouse Boulevard

Philadelphia, PA 19112

Ladies and Gentlemen:

FS Global Credit Opportunities Fund—T, a Delaware statutory trust (the “Fund”), has registered a public offering (the “Offering”) of a maximum of 150,000,000 common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), to be issued and sold to the public on a “best efforts” basis (the “Offered Shares”) through you, as the managing dealer (the “Dealer Manager”), and the broker-dealers participating in the Offering (the “Selected Dealers”) at an initial public offering price equal to the net asset value (“NAV”) per common share of FS Global Credit Opportunities Fund (“FSGCO”) on the date of the initial weekly closing in the Offering, plus Selling Commissions and the Dealer Manager Fee (each as defined below) of up to 3.0% and 1.0%, respectively, of the Fund’s public offering price per Common Share and, thereafter, at a public offering price equal to the Fund’s then current NAV per Common Share, plus Selling Commissions and the Dealer Manager Fee of up to 3.0% and 1.0%, respectively, of the Fund’s public offering price per Common Share (which offering price is subject to change as described in the Prospectus (as defined below)). Terms used but not otherwise defined herein have the meanings given to them in the Prospectus.

The Fund hereby agrees with you (this “Agreement”), the Dealer Manager, as follows:

1.	Representations and Warranties of the Fund.

The Fund hereby represents and warrants to the Dealer Manager and each Selected Dealer with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement (each, a “Selected Dealer Agreement”) in substantially the form attached as Exhibit A to this Agreement that, as of the date hereof and at all times during the Offering Period, as that term is defined below (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Fund only makes such representations and warranties as of such date or dates):

1.1 The Fund has prepared and filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form N-2 (File No. 333-209622) for the registration of the Offered Shares in accordance in all material respects with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the SEC promulgated thereunder (the “Securities Act Regulations”). As used in this Agreement, the term “Registration Statement” means such registration statement, as may be supplemented or amended from time to time, including the Statement of Additional Information (the “SAI”) included therein; the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC; the term “Prospectus” means the prospectus in the form constituting a part of the Registration Statement, as well as in the form filed with the SEC pursuant to Rule 497 after the Registration Statement becomes effective, except that the term “Prospectus” shall also include any amendment or supplement thereto; and the term

“Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC. As of the date hereof, the SEC has not issued any stop order suspending the effectiveness of the Registration Statement and the Fund has received no notice to the effect that any proceeding for that purpose has been instituted or is pending before or threatened by the SEC under the Securities Act.

1.2 The Registration Statement and the Prospectus, and any further amendments or supplements thereto, will, as of the applicable Effective Date, comply in all material respects with the Securities Act and the Securities Act Regulations; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Fund makes no representation or warranty with respect to any statement contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information furnished in writing to the Fund by the Dealer Manager or any Selected Dealer expressly for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto.

1.3 The Fund is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Fund and, assuming due authorization, execution and delivery by the Dealer Manager, is a legal, valid and binding agreement of the Fund, enforceable against the Fund in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity), and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

1.4 The Fund has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Fund (a “Material Adverse Effect”).

1.5 The Offered Shares conform in all material respects to the description of the Common Shares contained in the Registration Statement. The authorized, issued and outstanding Common Shares as of the date hereof are as set forth in the Prospectus under the caption “Description of Capital Structure.” As of the date hereof, all of the issued and outstanding Common Shares are fully paid and non-assessable.

1.6 The Fund is not in violation of its declaration of trust or its bylaws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Offered Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Fund will not violate the terms of or constitute a default under: (a) its declaration of trust or bylaws; (b) any indenture, mortgage, deed of trust, lease or other material agreement to which the Fund is a party; (c) any law, rule or regulation applicable to the Fund; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Fund except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

1.7 The Fund is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

1.8 Except as disclosed in the Registration Statement, (i) no person is serving or acting as an officer or trustee of the Fund, except in accordance with the applicable provisions of the 1940 Act and the applicable published rules and regulations thereunder and (ii) to the knowledge of the Fund, no trustee of the Fund is an “affiliated person” (as defined in the 1940 Act) of the Dealer Manager.

1.9 The Fund’s current and contemplated business operations and investments are and will be in compliance in all material respects with the provisions of the 1940 Act and the applicable rules and regulations of the SEC promulgated thereunder, except as will not result, individually or in the aggregate, in a Material Adverse Effect.

1.10 The provisions of the Fund’s declaration of trust and bylaws and the investment objectives, policies and restrictions described in the Prospectus and the SAI are not inconsistent with the requirements of the 1940 Act and the applicable rules and regulations of the SEC promulgated thereunder.

1.11 Except as have been obtained or waived, no material consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Fund of this Agreement or the issuance and sale by the Fund of the Offered Shares, except (a) registration of the Offered Shares under the Securities Act; (b) any necessary qualification under the securities or blue sky laws of the jurisdictions in which the Offered Shares are being offered by the Dealer Manager and the Selected Dealers; and (c) any necessary qualification under the conduct rules set forth in the Financial Industry Regulatory Authority, Inc. (“FINRA”) rulebook (the “FINRA Rules”).

1.12 There are no actions, suits or proceedings pending or, to the knowledge of the Fund, threatened, against the Fund at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would have a Material Adverse Effect.

1.13 The issuance and sale of the Offered Shares have been duly authorized by the Fund, and, when issued and delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered Shares by the Fund are not subject to preemptive or other similar rights arising by operation of law, under the Fund’s declaration of trust or bylaws, under any agreement to which the Fund is a party or otherwise.

1.14 The Fund has entered into an escrow agreement (the “Escrow Agreement”) with UMB Bank, N.A., as escrow agent (the “Escrow Agent”), and the Dealer Manager, in the form included as an exhibit to the Registration Statement, which provides for the establishment of an escrow account (the “Escrow Account”) into which subscribers’ funds will be deposited pursuant to the subscription procedures described in Section 13 below.

1.15 The financial statements of the Fund and FSGCO included in the Registration Statement, together with the notes thereto, present fairly, in all material respects, the financial position of the Fund and FSGCO, as applicable, as of the dates and for the periods specified, in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis and in conformity with Regulation S-X of the SEC, except as described in the notes thereto.

1.16 Ernst & Young LLP, whose reports on the financial statements of the Fund and FSGCO included in the Registration Statement, is, and during the period covered by the reports included in the Registration Statement was, an independent registered public accountant as required by the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board.

1.17 Since the respective dates as of which information is given in the Registration Statement or any amendments or supplements thereto, there has not been any event or development which could reasonably be seen as having a Material Adverse Effect.

1.18 There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Registration Statement or incorporated or filed as required. The agreements to which the Fund is a party which are described in the Registration Statement are valid and enforceable in all material respects by the Fund, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles (regardless of whether enforceability is considered in a proceeding at law or in equity), and, to the best of the Fund’s knowledge, no party thereto is in breach or default under any of such agreements, except where such breach or default would not have a Material Adverse Effect.

1.19 The Fund has, and, to the knowledge of the Fund, all of the Fund’s trustees and officers in their capacities as such have, complied in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder to the extent that such provisions are applicable to such persons.

1.20 Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, employee or affiliate of the Fund is aware of or has taken any action, directly or indirectly, that would result in a violation by such person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder.

1.21 The Fund expects to implement and maintain controls and other procedures that will be designed to ensure that information required to be disclosed by the Fund in the reports that it files or submits under the 1940 Act or other applicable securities laws is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Fund’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Fund will make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund; and the Fund expects to implement and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Fund’s knowledge, neither the Fund, nor any employee or agent thereof, has made any payment of funds of the Fund or received or retained any funds, and no funds of the Fund have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Fund.

1.22 No relationship, direct or indirect, exists between or among the Fund, on the one hand, and the trustees, officers or security holders of the Fund or affiliates thereof, on the other hand, which is required to be described in the Prospectus and which is not so described.

2.	Covenants of the Fund.

The Fund hereby covenants and agrees with the Dealer Manager that:

2.1 The Fund will: (a) use commercially reasonable efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; (b) promptly advise the Dealer Manager (i) of the receipt of any comments of, or requests for additional or supplemental information from, the SEC, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, and (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or under the Securities Act or the 1940 Act; and (d) promptly notify the Dealer Manager if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, and, to the extent the Fund determines that such action is in its best interest, to use commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

2.2 In addition to and apart from the Prospectus and the SAI, the Fund intends to furnish to all appropriate regulatory agencies and use printed sales literature or other materials in connection with the Offering prepared by the Fund, FS Global Advisor, LLC, FSGCO’s investment adviser (the “Adviser”), or the Dealer Manager. Such printed sales literature or other materials that have been approved for use by the Fund in writing and all appropriate regulatory agencies are referred to hereinafter as the “Authorized Sales Materials.” In the event that the Fund uses printed materials in connection with the Offering prepared by the Fund, the Adviser or the Dealer Manager that are intended for “broker-dealer use only” or “advisor use only,” the Dealer Manager shall use such “broker-dealer use only” and “advisor use only” materials in accordance with Section 4.3 below.

2.3 The Fund will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. The Fund will similarly furnish to the Dealer Manager and Selected Dealers designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of: (a) the Prospectus in preliminary and final form and every form of supplement to the Prospectus; and (b) the Authorized Sales Materials.

2.4 The Fund will use its commercially reasonable efforts to (a) qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable securities or “blue sky” laws of each jurisdiction in which an offer or sale is made or in which a prospective investor resides and (b) maintain such qualifications or exemptions in effect throughout the Offering. In connection therewith, the Fund will prepare and file all such reports as may be required by the securities regulatory authorities in the jurisdictions in which the Offered Shares have been sold; provided that the Dealer Manager shall have provided the Fund with any information required for such filings or reports that is in the Dealer Manager’s possession. The Fund will notify the Dealer Manager promptly following any change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any respect. The Fund will file and obtain clearance of the Authorized Sales Materials to the extent required by applicable state securities laws. The Fund will furnish to the Dealer Manager a copy of such documents filed by the Fund in connection with any such qualification.

2.5 If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs which causes, in the opinion of the Fund, the Prospectus to include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Fund will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and the Dealer Manager and the Selected Dealers shall suspend the offering and sale of the Offered Shares in accordance with Section 4.3 hereof until such time as the Fund, in its sole discretion, (a) instructs the Dealer Manager to resume the offering and sale of the Offered Shares and (b) has prepared any required supplement to the Prospectus as shall be necessary to correct such statement or omission and to comply with the requirements of Section 10 of the Securities Act.

2.6 The Fund will apply the proceeds from the sale of the Offered Shares as stated in the Prospectus under the caption “Use of Proceeds.”

2.7 The Fund will engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.

2.8 The Fund will operate in a manner so as to enable the Fund to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, for each taxable year in which the Fund elects such regulated investment company status; provided, however, that at the discretion of the Fund’s board of trustees, it may elect to not be so qualified.

3.	Payment of Expenses and Fees.

3.1 The Fund agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes incurred in connection with: (a) the preparation and filing of the Registration Statement (including, without limitation, the financial statements, exhibits, schedules and consents filed therewith) and the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Selected Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Fund’s legal counsel and independent registered public accounting firm; (d) the qualification of the Offered Shares for offering and sale under laws of the jurisdictions that the Fund shall designate as appropriate and the printing and furnishing of copies of any legal investment surveys to the Dealer Manager; (e) the filing for review by FINRA of all necessary documents and information relating to the Offering and the Offered Shares (including the reasonable legal fees, filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of the Adviser’s employees in making road show presentations with respect to the Offering; and (h) the performance of the Fund’s other obligations hereunder.

3.2 In addition, the Fund shall reimburse the Dealer Manager up to 0.5% of the aggregate proceeds raised in the Offering, after payment of Selling Commissions and the Dealer Manager Fee, for bona fide accountable due diligence expenses incurred by the Dealer Manager or any Selected Dealer, which are included as part of the reimbursement of organization and offering costs in an amount up to 1.0% of the aggregate proceeds raised in the Offering, after payment of Selling Commissions and the Dealer Manager Fee; provided that reimbursements of bona fide accountable due diligence expenses shall be considered underwriting compensation as used throughout this Agreement; provided, further, that no such bona fide accountable due diligence expenses shall be reimbursed by the Fund pursuant to this Section 3.2 that would cause the total underwriting compensation paid in connection with the Offering to exceed 8.0% of the gross proceeds from the sale of the primary Offered Shares in the Offering. Subject to and in accordance with applicable FINRA Rules and regulations, such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Selected Dealer and their personnel when visiting the Fund’s offices to verify information relating to the Fund. The Dealer Manager and any Selected Dealer shall provide to the Fund a detailed and itemized invoice for any such due diligence expenses.

3.3 In addition to payment of Fund expenses under Section 3.1, the Fund shall reimburse the Dealer Manager as provided in the Prospectus for certain costs and expenses incident to the Offering, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) legal counsel to the Dealer Manager, including fees and expenses incurred prior to the Effective Date; (b) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Offering; (c) attendance at broker-dealer sponsored conferences, educational conferences sponsored by the Fund, industry sponsored conferences and informational seminars; and (d) customary promotional items; provided, however, that, no costs and expenses shall be reimbursed by the Fund pursuant to this Section 3.3 that would cause the total underwriting compensation paid in connection with the Offering to exceed 8.0% of the gross proceeds from the sale of the primary Offered Shares.

4.	Obligations and Compensation of the Dealer Manager.

The Dealer Manager hereby represents and warrants to, and covenants and agrees with, the Fund, as follows:

4.1 The Fund hereby appoints the Dealer Manager as its exclusive agent and distributor during the period commencing with the date hereof and ending on the termination date of the Offering (the “Termination Date”) described in the Prospectus (the “Offering Period”) to solicit and to cause Selected Dealers to solicit subscriptions for the Offered Shares at the subscription price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus and the subscription agreement for the Offering (the “Subscription Agreement”), and the Dealer Manager agrees to use its best efforts to procure subscribers for the Offered Shares during the Offering Period. The Offered Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and, at the Dealer Manager’s sole option, by Selected Dealers the Dealer Manager may retain, each of which shall be a member of FINRA in good standing, pursuant to an executed Selected Dealer Agreement with such Selected Dealer. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Offered Shares on said terms and conditions. The Dealer Manager represents and warrants to the Fund that (i) it is a member of FINRA in good standing, (ii) it and its employees and representatives have all required licenses and registrations to act under this Agreement and (iii) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA Rules and SEC rules and regulations (“SEC Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act” and, together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares. In addition, the Dealer Manager represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) regulations (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement.

The Dealer Manager further represents that it is currently in compliance with all AML Rules and OFAC requirements, including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act, and the Dealer Manager hereby agrees, upon request of the Fund, to provide an annual certification to the Fund that, as of the date of such certification, (i) its anti-money laundering compliance program (“AML Program”) and its OFAC Program are consistent with the AML Rules and OFAC requirements, (ii) it has continued to implement its AML Program and its OFAC Program and (iii) it is currently in compliance with all AML Rules and OFAC requirements, including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.

4.2 With respect to its participation and the participation by each Selected Dealer in the offer and sale of the Offered Shares (including, without limitation, any resales and transfers of Offered Shares), the Dealer Manager agrees, and, by virtue of entering into the Selected Dealer Agreement, each Selected Dealer shall have agreed, to comply and shall comply with any applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated under each, state securities or blue sky laws to the extent applicable to the Offering, and FINRA Rules including, but not limited to, FINRA Rules 5110 and 5141 and NASD Rule 2420. The Dealer Manager agrees, and each Selected Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Selected Dealer’s participation in any resales or transfers of the Offered Shares. In addition, the Dealer Manager agrees, and each Selected Dealer shall have agreed, that should it or they assist with the resale or transfer of the Offered Shares, it and each Selected Dealer will fully comply with all applicable FINRA Rules, SEC Rules and any other applicable federal or state laws.

4.3 The Dealer Manager shall cause the Offered Shares to be offered and sold only in the jurisdictions in which the offering and sale of the Offered Shares has been authorized by appropriate state regulatory authorities. No Offered Shares shall be offered or sold for the account of the Fund in any other jurisdictions. The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Offered Shares only the Prospectus, the SAI and the Authorized Sales Materials. The Authorized Sales Materials may only be furnished to prospective investors if accompanied or preceded by the Prospectus. The Dealer Manager represents and warrants to the Fund that it will not use any sales literature not authorized and approved by the Fund or use any “broker-dealer use only” or “advisor use only” materials with members of the public in connection with offers or sales of the Offered Shares. The Dealer Manager agrees, and will cause each of the Selected Dealers to agree, to suspend or terminate the offering and sale of the Offered Shares upon request of the Fund at any time and to resume the offering and sale of the Offered Shares upon subsequent request of the Fund.

4.4 In consideration for the services rendered by the Dealer Manager, the Fund agrees that it will pay to the Dealer Manager:

(a) an upfront dealer manager fee in the amount of up to 1.0% of the Fund’s public offering price per Common Share at the time of sale with respect to each Offered Share sold in the Offering (the “Dealer Manager Fee”), all or a portion of which may be reallowed to Selected Dealers (as described more fully in the Selected Dealer Agreement entered into with such Selected Dealer), the amount and timing of such reallowance, if any, shall be determined by the Dealer Manager in its sole discretion based on factors including, but not limited to, the number of Offered Shares sold or anticipated to be sold by such Selected Dealer, the assistance of such Selected Dealer in marketing the Offering and due diligence expenses incurred; provided, however, that no Dealer Manager Fee shall be payable in respect of certain purchases determined by management of the Fund, including the purchase of Offered Shares by an officer, trustee or employee of the Fund, the Adviser or their respective affiliates;

(b) except as otherwise provided in the “Plan of Distribution” section of the Prospectus, upfront selling commissions in the amount of up to 3.0% of the Fund’s public offering price per Common Share at the time of sale with respect to each Offered Share sold in the Offering (“Selling Commissions”), which Selling Commissions may be reallowed in whole or in part to the Selected Dealer who sold the Offered Shares giving rise to such Selling Commissions, as described more fully in the Selected Dealer Agreement entered into with such Selected Dealer; provided, however, that no Selling Commissions described in this clause (b) shall be payable in respect of the purchase of Offered Shares: (i) by a Selected Dealer (or such Selected Dealer’s registered representative), in its individual capacity, or by a retirement plan of such Selected Dealer (or such Selected Dealer’s registered representative), (ii) by an officer, trustee, manager or employee of the Fund, the Adviser or their respective affiliates or (iii) by other individuals or entities designated by management of the Fund; and

(c) an annual distribution fee (the “Distribution Fee”) of 1.33% of the Fund’s NAV per Common Share, subject to the annual approval of the Fund’s board of trustees and its acknowledgement of compliance with the terms of any distribution plan adopted by it. In addition, as set forth in the Prospectus, the Dealer Manager, in its sole discretion, may reallow up to 1.00% of the 1.33% annual Distribution Fee to the Selected Dealer. The Distribution Fee will accrue daily, beginning on the first day of the first full calendar month following the final weekly closing in the Offering, and will be payable to the Dealer Manager on a monthly basis and in accordance with the offering terms and conditions as set forth in the Prospectus. No Distribution Fee will be payable for any Offered Shares issued under the Fund’s distribution reinvestment plan (the “DRP”). All Distribution Fees payable with respect to the sales of Offered Shares will cease in accordance with the offering terms and conditions as set forth in the Prospectus.

For the avoidance of doubt, if a shareholder of the Fund wishes to tender his or her Common Shares for repurchase by the Fund at any time prior to the third anniversary of the date on which the Distribution Fee begins to accrue, such Common Shares will be subject to a contingent deferred sales charge (“Contingent Deferred Sales Charge”) payable to the Dealer Manager. The maximum Contingent Deferred Sales Charge is 1.0%, which assumes a shareholder tenders his or her Common Shares prior to the first anniversary of the date on which the Distribution Fee begins to accrue. The Dealer Manager agrees that in no event will the aggregate Contingent Deferred Sales Charges exceed 1.0% of the gross proceeds from the sale of the primary Offered Shares.

4.5 The Fund will not be liable or responsible to any Selected Dealer for direct payment of Selling Commissions, the Dealer Manager Fee or the Distribution Fee to such Selected Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of Selling Commissions, the Dealer Manager Fee or the Distribution Fee to Selected Dealers. Notwithstanding the above, the Fund, in its sole discretion, either directly or through the Escrow Agent or such other agent appointed by it, may act as agent of the Dealer Manager by making direct payment of Selling Commissions, the Dealer Manager Fee or the Distribution Fee to such Selected Dealers without incurring any liability therefor. The Dealer Manager Fee and Selling Commissions payable to the Dealer Manager with respect to any Offered Shares sold will be paid or offered promptly following the acceptance of subscriptions for such Offered Shares. The Distribution Fee payable to the Dealer Manager with respect to any Offered Shares sold will be paid on a monthly basis as described in Section 4.4(c).

4.6 The Dealer Manager represents and warrants to the Fund and each person that signs the Registration Statement that the information regarding the Offering in the Prospectus and the SAI and all other information furnished to the Fund by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, the SAI or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.7 The Dealer Manager represents and warrants to the Fund that it will not represent or imply that the Escrow Agent has investigated the desirability or advisability of investment in the Fund, or has approved, endorsed or passed upon the merits of the Offered Shares or the Fund, nor will the Dealer Manager use the name of the Escrow Agent in any manner whatsoever in connection with the offering or sale of the Offered Shares other than by acknowledging that it has agreed to serve as escrow agent.

5.	Indemnification.

5.1 For the purposes of this Section 5, an entity’s “Indemnified Parties” shall include such entity’s officers, trustees, managers, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

5.2 The Fund will indemnify, defend (subject to Section 5.6) and hold harmless the Selected Dealers and the Dealer Manager, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Selected Dealers or Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act, the Exchange Act or the 1940 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty made herein by the Fund, any material breach of a covenant contained herein by the Fund, or any material failure by the Fund to perform its obligations hereunder or to comply with state or federal securities laws (which, for the avoidance of doubt, include the 1940 Act) applicable to the Offering; (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, (ii) in any Authorized Sales Materials or (iii) in any blue sky notice or other document executed by the Fund or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Fund under the securities laws thereof (any such notice, document or information being hereinafter called a “Blue Sky Notice”); and (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, and the Fund will reimburse each Selected Dealer or Dealer Manager, and/or their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Selected Dealer or Dealer Manager, and/or their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Fund by the Dealer Manager or (y) to the Fund or Dealer Manager by or on behalf of any Selected Dealer expressly for use in the Registration Statement. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

Notwithstanding the foregoing, the indemnification and agreement to hold harmless provided in this Section 5.2 is further limited to the extent that no such indemnification by the Fund of a Selected Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the Offered Shares were offered or sold as to indemnification for violations of securities laws.

5.3 The Dealer Manager will indemnify, defend and hold harmless the Fund and its Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act, the Exchange Act or the 1940 Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty made herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager, or any material failure by the Dealer Manager to perform its obligations hereunder; (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in the Registration Statement, (ii) in any Authorized Sales Materials or (iii) any Blue Sky Notice; (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or as necessary to make the statements therein not misleading; provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund by the Dealer Manager specifically for use in the Registration Statement; (d) any use of sales literature by the Dealer Manager not authorized or approved by the Fund or any use of “broker-dealer use only” or “advisor use only” materials with members of the public concerning the Offered Shares by the Dealer Manager; (e) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares; (f) any material violation by the Dealer Manager of this Agreement; (g) any failure by the Dealer Manager to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, SEC Rules and the USA PATRIOT Act; or (h) any other failure by the Dealer Manager to comply with applicable FINRA Rules or SEC Rules. The Dealer Manager will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

5.4 Each Selected Dealer severally will indemnify, defend and hold harmless the Fund, the Adviser, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Fund, the Adviser, the Dealer Manager or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty by the Selected Dealer, any material breach of a covenant by the Selected Dealer, or any material failure by the Selected Dealer to perform its obligations hereunder or under the Selected Dealer Agreement; (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, (ii) in any Authorized Sales Materials or (iii) any Blue Sky Notice; (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make statements therein not misleading; provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund, the Adviser or the Dealer Manager by the Selected Dealer specifically for use in the Registration Statement; (d) any use of sales literature by the Selected Dealer not authorized or approved by the Fund or use of “broker-dealer use only” or “advisor use only” materials with members of the public concerning the Offered Shares by such Selected Dealer or its representatives or agents; (e) any untrue statement made by such Selected Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares; (f) any failure by the Selected Dealer to comply with the Selected Dealer Agreement; (g) any failure of the Selected Dealer to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, SEC Rules and the USA PATRIOT Act; or (h) any other failure by the Selected Dealer to comply with applicable FINRA Rules or SEC Rules or any other applicable federal or state laws. Each Selected Dealer will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Selected Dealer may otherwise have.

5.5 Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, notify in writing the indemnifying party of the commencement thereof and the omission to so notify the indemnifying party will relieve such indemnifying party from any liability under this Section 5 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 5.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

5.6 An indemnifying party under this Section 5 shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:

(a) In the case of the Fund indemnifying the Dealer Manager, the advancement of funds of the Fund to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund; (ii) the legal action is initiated by a third party who is not a shareholder of the Fund or the legal action is initiated by a shareholder of the Fund acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Fund, together with the applicable legal rate of interest thereon, if the Dealer Manager is found not to be entitled to indemnification.

(b) In any case of indemnification other than that described in Section 5.6(a) above, the indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on the law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

5.7 The indemnity agreements contained in this Section 5 shall remain operative and in full force and effect regardless of: (a) any investigation made by or on behalf of any Selected Dealer, or any person controlling any Selected Dealer or by or on behalf of the Fund, the Adviser, the Dealer

Manager or any officer, manager, trustee or director thereof; (b) delivery of any Offered Shares and payment therefor; and (c) any termination of this Agreement or any Selected Dealer Agreement. A successor of any Selected Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 5.

5.8 Notwithstanding any other provision of this Section 5, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

6.	Survival of Provisions.

The respective agreements, representations and warranties of the Fund and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the Termination Date regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Selected Dealer or any person controlling the Dealer Manager or any Selected Dealer or by or on behalf of the Fund, the Adviser or any person controlling the Fund and (b) the delivery of payment for the Offered Shares. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 5, 6, 7, 9, 10, 11 and 15, all of which will survive the termination of this Agreement.

7.	Applicable Law; Venue.

7.1 This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by the laws of the State of Delaware applicable to contracts formed and to be performed entirely within the State of Delaware, without regard to the conflicts of laws principles and rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.

8.	Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

9.	Entire Agreement.

This Agreement and the exhibits hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the matters described herein.

10.	Successors and Amendment; Parties in Interest.

10.1 This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Fund and their respective successors and permitted assigns and shall inure to the benefit of the Selected Dealers to the extent set forth in Sections 1 and 5 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

10.2 This Agreement may be amended only by the written agreement of the Dealer Manager and the Fund.

10.3 Neither the Fund nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Fund, on the other hand.

10.4. The parties agree that the Adviser and the Indemnified Parties are each an intended beneficiary/third-party beneficiary of this Agreement and that the Adviser and the Indemnified Parties shall have the right to enforce any rights conferred upon it hereunder.

11.	Term and Termination.

11.1 This Agreement may be terminated by the Dealer Manager or the Fund in the event that (a) the Fund or the Dealer Manager shall have materially failed to comply with any of the material provisions of this Agreement or (b) the Fund or the Dealer Manager materially breaches any of its representations and warranties contained in this Agreement and, in the case of the Fund, such breach or breaches, individually or in the aggregate, would have a Material Adverse Effect; provided, however, that no party may terminate this Agreement under this sentence unless such failure(s) or breach(es) under clause (a) or (b) above is or are not cured within thirty (30) days after such party has delivered notice of intent to terminate under this Section 11.1. In any case, this Agreement shall expire at the close of business on the Termination Date.

11.2 Notwithstanding Section 11.1, this Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Fund’s trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the Fund’s distribution plan or this Agreement or by vote a majority of the outstanding voting securities of the Fund, on not more than sixty (60) days’ written notice to the Dealer Manager; and will automatically terminate in the event of its assignment (as defined in the 1940 Act).

11.3 Upon the expiration or termination of this Agreement, the Dealer Manager shall (i) promptly deposit all funds, if any, in its possession which were received from investors for the sale of Offered Shares into the appropriate account designated by the Fund, (ii) promptly deliver to the Fund all records and documents in its possession which relate to the Offering and are not designated as dealer copies, (iii) provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering and (iv) to the extent not disclosed by the Fund in a public filing with the SEC, notify Selected Dealers of such termination. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Fund to accomplish an orderly transfer of management of the Offering to a party designated by the Fund.

11.4 Upon expiration or termination of this Agreement, the Fund shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under this Agreement at such time as such compensation becomes payable.

12.	Confirmation.

The Fund hereby agrees and assumes, or will arrange for a party designated by it, to assume the duty to confirm, on its behalf and on behalf of Selected Dealers, all subscriptions for Offered Shares accepted by the Fund. Such confirmations will comply with the rules of the SEC and FINRA and will comply with applicable laws of such other jurisdictions to the extent the Fund is advised of such laws in writing by the Dealer Manager.

13.	Submission of Orders.

13.1 Each person desiring to purchase Offered Shares in the Offering will be required to complete and execute a Subscription Agreement and to deliver to the Selected Dealer or Dealer Manager, as the case may be (the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check, draft, wire or money order for the purchase price of the Offered Shares (a “Subscription Payment”). Except as otherwise permitted by the Fund or indicated in the Prospectus, there shall be a minimum initial purchase by any one purchaser of $5,000 in Offered Shares. Minimum subsequent purchases of Offered Shares shall be $500 per transaction, except for purchases made pursuant to the Fund’s DRP, as described in the Prospectus, or as otherwise permitted by the Fund. Investors who purchase Offered Shares shall make their checks payable to “FS Global Credit Opportunities Fund—T.”

The Fund will sell the Offered Shares at an initial public offering price equal to the NAV per common share of FSGCO on the date of the initial weekly closing in the Offering, plus Selling Commissions and the Dealer Manager Fee of up to 3.0% and 1.0%, respectively, of the Fund’s public offering price per Common Share and, thereafter, the Fund will sell the Offered Shares on a continuous basis at a public offering price equal to the Fund’s then current NAV per Common Share, plus Selling Commissions and the Dealer Manager Fee of up to 3.0% and 1.0%, respectively, of the Fund’s public offering price per Common Share, subject to adjustment for any discounts described or otherwise provided in the “Plan of Distribution” section of the Prospectus. In no event shall the aggregate underwriting compensation from all sources (determined in accordance with applicable FINRA rules), including Selling Commissions, Dealer Manager Fees, Distribution Fees, Contingent Deferred Sales Charges and the reimbursement of training and educational expenses, bona fide due diligence expenses and the fees and expenses of legal counsel (except for reimbursement of “blue sky” fees) to participating FINRA members in connection with the Offering, exceed 8.0% of the gross offering proceeds received in the Offering. Each investor desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares.

The Processing Broker-Dealer receiving a Subscription Agreement and Subscription Payment not conforming to the foregoing instructions shall return such Subscription Agreement and Subscription Payment directly to such subscriber not later than the end of the second business day following receipt by the Processing Broker-Dealer of such materials. Subscription Agreements and Subscription Payments received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 13. Transmittal of received investor funds will be made in accordance with the following procedures. The Dealer Manager may authorize certain Selected Dealers that are “$250,000 broker-dealers” to instruct their customers to make their checks for Offered Shares subscribed for payable directly to the Selected Dealer. In such case, the Selected Dealer will collect the proceeds of the subscribers’ checks and issue a check or wire transfer for the aggregate amount of the subscription proceeds made payable to “FS Global Credit Opportunities Fund—T.”

13.2 If the Processing Broker-Dealer conducts its internal supervisory review at the same location at which Subscription Agreements and Subscription Payments are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and Subscription Payments for deposit to the Fund or its designated agent.

13.3 If the Processing Broker-Dealer conducts its internal supervisory review at a different location (the “Final Review Office”), Subscription Agreements and Subscription Payments will be transmitted by the Processing Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Processing Broker-Dealer. The Final Review Office will in turn, by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and Subscription Payments for deposit to the Fund or its designated agent.

Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and Subscription Payment for such account directly for deposit to the Fund or its designated agent. The Processing Broker-Dealer shall furnish to the Escrow Agent, the Fund or its designated agent, as applicable, with each delivery of Subscription Payments a list of the subscribers showing the name, address, tax identification number, state of residence, amount of Offered Shares subscribed for and the amount of money paid.

14.	Suitability of Investors; Compliance with Privacy Laws.

14.1 The Dealer Manager will offer Offered Shares, and in its agreements with Selected Dealers will require that the Selected Dealers offer Offered Shares, only to those investors who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent by the Fund and will only make offers to persons in the jurisdictions in which it is advised in writing that the Offered Shares are qualified for sale or that such qualification is not required. Notwithstanding the qualification of the Offered Shares for sale in any jurisdiction (or the exemption therefrom), the Dealer Manager represents, warrants and covenants that it will not offer Offered Shares and will not permit any of its registered representatives to offer Offered Shares in any jurisdiction unless both the Dealer Manager and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Offered Shares, the Dealer Manager will comply, and in its agreements with Selected Dealers the Dealer Manager will require that the Selected Dealers comply, with all applicable laws, including the FINRA Rules and all other applicable rules and regulations relating to suitability of investors.

14.2 The Dealer Manager agrees, and in its agreements with Selected Dealers the Dealer Manager will require that the Selected Dealers to agree, (a) to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and Regulation S-P, (ii) the privacy standards and requirements of any other applicable federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; (b) to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and (c) to determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights.

In the event the Dealer Manager uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, the Dealer Manager will consult the List to determine whether the affected customer has exercised his or her opt-out rights. The Dealer Manager understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

15.	Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile or (d) on the fifth business day after deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Fund:	FS Global Credit Opportunities Fund—T 201 Rouse Boulevard
Philadelphia, PA 19112
Facsimile: (215) 495-1150
Attention: Michael C. Forman

If to the Dealer Manager:	FS2 Capital Partners, LLC
201 Rouse Boulevard
Philadelphia, PA 19112
Facsimile: (215) 495-1150
Attention: Mike Vessels

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 15.

16.	No Partnership.

Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as an employee, agent or representative of, or in association with or in partnership with, the Fund. This Agreement shall only constitute the Dealer Manager as a dealer authorized to sell the Offered Shares according to the terms set forth in the Registration Statement, the Prospectus and this Agreement.

17.	Severability.

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

[Signature Page Follows]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“FUND”

FS GLOBAL CREDIT OPPORTUNITIES FUND—T

By:
Michael C. Forman
Chief Executive Officer

Accepted and agreed as of the date first above written:

“DEALER MANAGER”

FS2 CAPITAL PARTNERS, LLC

By:
Mike Vessels
President

EXHIBIT A

FORM OF SELECTED DEALER AGREEMENT

FS GLOBAL CREDIT OPPORTUNITIES FUND—T

Up to 150,000,000 Common Shares of Beneficial Interest, Par Value $0.001 Per Share

SELECTED DEALER AGREEMENT

Dated:             , 2016

Ladies and Gentlemen:

Subject to the terms hereof, FS2 Capital Partners, LLC, as the dealer manager (the “Dealer Manager”) for FS Global Credit Opportunities Fund—T, a Delaware statutory trust (the “Fund”), invites you (“Selected Dealer”) to participate in the distribution, on a best efforts basis, of up to 150,000,000 common shares of beneficial interest, par value $0.001 per share, of the Fund (the “Common Shares”), to be issued and sold to the public on a “best efforts” basis (the “Offered Shares”) at an initial public offering price equal to the net asset value (“NAV”) per common share of FS Global Credit Opportunities Fund (“FSGCO”) on the date of the initial weekly closing in the Offering, plus Selling Commissions and the Dealer Manager Fee of up to 3.0% and 1.0%, respectively, of the Fund’s public offering price per Common Share and, thereafter, at a public offering price equal to the Fund’s then current NAV per Common Share, plus Selling Commissions and the Dealer Manager Fee of up to 3.0% and 1.0%, respectively, of the Fund’s public offering price per Common Share (which offering price is subject to change as described in the Prospectus (as defined below)) as set forth in the Registration Statement on Form N-2 (File No. 333-209622) filed by the Fund, which includes the Fund’s prospectus, as amended or supplemented (the “Prospectus”), and the Statement of Additional Information, as amended or supplemented. The Fund will invest substantially all of the net proceeds received from the sale of Offered Shares in FSGCO, a separate non-diversified, closed-end management investment company with the same investment objectives and strategies as the Fund. FS Global Advisor, LLC, a Delaware limited liability company, is the investment adviser of FSGCO (the “Adviser”).

I.	Dealer Manager Agreement

The Dealer Manager has entered into a dealer manager agreement with the Fund, dated [●], 2016, in the form attached hereto as Exhibit A (the “Dealer Manager Agreement”). Upon effectiveness of this Selected Dealer Agreement (this “Agreement”), pursuant to Section XIV below, you will become one of the Selected Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the representations, warranties and covenants contained in the Dealer Manager Agreement relating to the rights and obligations of a Selected Dealer, including, but not limited to, the provisions of Sections 2.5 and 4.3 regarding suspension of offers and sales of Offered Shares, Section 4.1 regarding solicitation of subscriptions of Offered Shares, Section 4.2 regarding regulatory compliance, Section 5, wherein each of the Selected Dealers severally agrees to indemnify and hold harmless the Fund, the Adviser, the Dealer Manager and their respective officers, trustees, managers, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 13 regarding submission of subscriptions for Offered Shares, and Section 14 regarding suitability of investors and compliance procedures for offers and sales of Offered Shares. Except as otherwise set forth herein, capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Dealer Manager Agreement. The Offered Shares are offered solely through broker-dealers who are members in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and other properly licensed financial intermediaries.

Selected Dealer hereby agrees to use its best efforts to sell the Offered Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Selected Dealer an employee, agent, representative or partner of the Dealer Manager, the Fund or the Adviser, and Selected Dealer is not authorized to act for the Dealer Manager, the Fund or the Adviser or to make any representations on their behalf except as set forth in the Prospectus and any printed sales literature or other materials that have been approved for use by the Fund in writing and all appropriate regulatory agencies (the “Authorized Sales Materials”). In the event that the Fund uses printed materials in connection with the Offering prepared by the Fund, the Adviser or the Dealer Manager that are intended for “broker-dealer use only” or “advisor use only,” Selected Dealer shall use such “broker-dealer use only” and “advisor use only” materials in accordance with Section VII below.

II.	Submission of Orders

Each person desiring to purchase Offered Shares in the Offering will be required to complete and execute a Subscription Agreement for the Offering and to deliver to the Selected Dealer or Dealer Manager, as the case may be (the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as a “Subscription Payment”) for the purchase price of the Offered Shares. Except as otherwise permitted by the Fund or permitted in the Prospectus, there shall be a minimum initial purchase by any one purchaser of $5,000 in Offered Shares. Minimum subsequent purchases of Offered Shares shall be $500 per transaction, except for purchases made pursuant to the Fund’s DRP, as described in the Prospectus, and as otherwise permitted by the Fund. Investors who purchase Offered Shares shall make their checks payable to “FS Global Credit Opportunities Fund—T.” Each investor desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares.

The Processing Broker-Dealer receiving a Subscription Agreement and Subscription Payment not conforming to the foregoing instructions shall return such Subscription Agreement and Subscription Payment directly to such subscriber not later than the end of the second business day following receipt by the Processing Broker-Dealer of such materials. Subscription Agreements and Subscription Payments received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. If the Selected Dealer is a “$250,000 broker-dealer,” the Dealer Manager may authorize the Selected Dealer to instruct its customers to make its Subscription Payment for Offered Shares subscribed for payable directly to the Selected Dealer, in which case the Selected Dealer will collect the proceeds of the subscriber’s Subscription Payment and make payment for the aggregate amount of the subscription proceeds made payable to “FS Global Credit Opportunities Fund—T.” The Selected Dealer hereby agrees to be bound by the terms of the Escrow Agreement, dated March 29, 2016 (the “Escrow Agreement”), by and among the Dealer Manager, UMB Bank, N.A., as escrow agent (the “Escrow Agent”), and the Fund.

If the Processing Broker-Dealer conducts its internal supervisory review at the same location at which Subscription Agreements and Subscription Payments are received from subscribers, then, by noon of the next business day following receipt thereof by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and Subscription Payments for deposit to the Fund or its designated agent.

If the Processing Broker-Dealer conducts its internal supervisory review at a different location than the location at which Subscription Agreements and Subscription Payments are received from subscribers (the “Final Review Office”), Subscription Agreements and Subscription Payments will be transmitted by the Processing Broker-Dealer to the Final Review Office by noon of the next business day following receipt thereof by the Processing Broker-Dealer. The Final Review Office will in turn, by noon of the next business day following receipt thereof by the Final Review Office, transmit such Subscription Agreements and Subscription Payments for deposit to the Fund or its designated agent.

Selected Dealer understands that the Fund reserves the unconditional right to reject any order for any reason or no reason at all.

Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and Subscription Payment for such account directly to the Fund’s transfer agent. The Processing Broker-Dealer shall furnish with each delivery of Subscription Payments a list of the related subscribers showing for each subscriber his, her or its name, address, social security number or tax identification number, as applicable, state of residence, amount of Offered Shares subscribed for and the amount of money paid for such Offered Shares.

III.	Pricing

Except as otherwise provided in the “Plan of Distribution” section of the Prospectus, the Offered Shares shall be offered to the public at an initial public offering price equal to the NAV per common share of FSGCO on the date of the initial weekly closing in the Offering, plus Selling Commissions and the Dealer Manager Fee of up to 3.0% and 1.0%, respectively, of the Fund’s public offering price per Common Share and, thereafter, the Offered Shares shall be offered to the public at a public offering price equal to the Fund’s then current NAV per Common Share, plus Selling Commissions and the Dealer Manager Fee of up to 3.0% and 1.0%, respectively, of the Fund’s public offering price per Common Share, subject to adjustment for any discounts described in or otherwise provided in the “Plan of Distribution” section of the Prospectus. In no event shall the aggregate underwriting compensation from all sources (determined in accordance with applicable FINRA rules), including Selling Commissions, Dealer Manager Fees, Distribution Fees (as defined below), Contingent Deferred Sales Charges and the reimbursement of training and educational expenses, bona fide due diligence expenses and the fees and expenses of legal counsel (except for reimbursement of “blue sky” fees) to participating FINRA members in connection with the Offering, exceed 8.0% of the gross offering proceeds received in the Offering. Except as otherwise permitted by the Fund or indicated in the Prospectus, a minimum initial purchase of $5,000 in Offered Shares is required. Minimum subsequent purchases of Offered Shares shall be $500 per transaction. Each investor desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares.

The Offered Shares are nonassessable. Selected Dealer hereby agrees to place any order for the full purchase price except as otherwise provided in the Prospectus.

IV.	Selected Dealer’s Compensation

Except as otherwise provided in the “Plan of Distribution” section of the Prospectus, Selected Dealer’s Selling Commission applicable to the Offered Shares which Selected Dealer is authorized to sell hereunder is 3.0% of the Fund’s public offering price per Common Share at the time of sale with respect to each Offered Share sold by Selected Dealer and accepted and confirmed by the Fund, which Selling Commission will be paid by the Dealer Manager. For these purposes, a “sale of Offered Shares” shall occur following the release from escrow of the Offering proceeds received in connection with the sale of Offered Shares and, if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Fund has thereafter distributed the Selling Commission to the Dealer Manager in connection with such transaction. In addition, as set forth in the Prospectus, the Dealer Manager, in its sole discretion, may reallow all or a portion of the Dealer Manager

Fee to Selected Dealer for reimbursement of marketing expenses, which reallowance, if any, shall be determined by the Dealer Manager in its sole discretion based on factors including, but not limited to, the number of shares sold or anticipated to be sold by Selected Dealer, the assistance of Selected Dealer in marketing the Offering, due diligence expenses incurred and the extent to which similar fees are reallowed to selected broker dealers in similar offerings being conducted during the Offering Period. Such reallowance shall be described in Schedule 1 to this Agreement.

In addition to the Selling Commissions and Dealer Manager Fee described above, the Dealer Manager will receive an annual distribution fee (the “Distribution Fee”) of up to 1.33% of the Fund’s NAV per Common Share. The Distribution Fee will accrue daily, beginning on the first day of the first full calendar month following the final weekly closing in the Offering, and will be payable to the Dealer Manager on a monthly basis and in accordance with the offering terms and conditions as set forth in the Prospectus. No Distribution Fee will be payable for any Offered Shares issued under the Fund’s DRP. All Distribution Fees payable with respect to the sales of Offered Shares will cease in accordance with the offering terms and conditions as set forth in the Prospectus. As set forth in the Prospectus, the Dealer Manager, in its sole discretion, may reallow up to 1.00% of the 1.33% annual Distribution Fee to the Selected Dealer. Such reallowance shall be described in Schedule 1 to this Agreement.

Selected Dealer hereby waives any and all rights to receive payment of the Selling Commissions, the Dealer Manager Fee or the Distribution Fee due until such time as the Dealer Manager is in receipt of such Selling Commissions, Dealer Manager Fee and Distribution Fee, respectively, from the Fund. Selected Dealer affirms that the Dealer Manager’s liability for Selling Commissions, the Dealer Manager Fee and the Distribution Fee payable is limited solely to the proceeds receivable associated therewith.

Selected Dealer hereby acknowledges that the Fund may reimburse the Dealer Manager as provided in the Prospectus for certain costs and expenses incident to the Offering, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) legal counsel to the Dealer Manager, including fees and expenses incurred prior to the Effective Date; (b) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Offering; (c) attendance at broker-dealer sponsored conferences, educational conferences sponsored by the Fund, industry sponsored conferences and informational seminars; and (d) customary promotional items; provided, however, that no costs and expenses shall be reimbursed by the Company that would cause the total underwriting compensation paid in connection with the Offering to exceed 8.0% of the gross proceeds from the sale of the primary Offered Shares.

Selected Dealer acknowledges and agrees that no Selling Commissions, payments or amounts whatsoever will be paid to Selected Dealer in respect of the purchases, including Offered Shares by a Selected Dealer (or its registered representative), in its individual capacity, or by a retirement plan of such Selected Dealer (or its registered representative), or by an officer, trustee, manager or employee of the Fund, the Adviser or their respective affiliates.

The parties hereby agree that the foregoing underwriting compensation, including the Selling Commissions, the Dealer Manager Fee and the Distribution Fee, is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Offered Shares, that Selected Dealer’s interest in the offering is limited to such compensation from the Dealer Manager and Selected Dealer’s indemnity referred to in Section 5 of the Dealer Manager Agreement, and that the Fund is not liable or responsible for the direct payment of such Selling Commissions, Dealer Manager Fee or Distribution Fee to Selected Dealer. In addition, as set forth in the Prospectus, the Dealer Manager may reimburse the Selected Dealers up to 0.5% of the aggregate proceeds raised in the Offering, after payment of Selling Commissions and the Dealer Manager Fee, for bona fide accountable due diligence expenses incurred by such Selected Dealers; provided that reimbursements of bona fide accountable due diligence expenses shall be considered underwriting compensation; provided, further, that no such bona fide accountable due diligence expenses shall be reimbursed by the Fund pursuant to this Article IV that would cause the total underwriting compensation paid in connection with the Offering to exceed 8.0% of the gross proceeds from the sale of the primary Offered Shares. Selected Dealer shall provide a detailed and itemized invoice for any such due diligence expenses.

V.	Payment

Payments of any Selling Commissions, the Dealer Manager Fee and the Distribution Fee will be made by the Dealer Manager (or by the Fund as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to Selected Dealer within thirty (30) days of the receipt by the Dealer Manager of the gross Selling Commission, the Dealer Manager Fee or Distribution Fee payments from the Fund.

Selected Dealer, in its sole discretion, may authorize Dealer Manager (or the Fund as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to deposit Selling Commissions, the Dealer Manager Fee, the Distribution Fee and other payments due to it pursuant to this Agreement directly to its bank account. If Selected Dealer so elects, Selected Dealer shall provide such deposit authorization and instructions as set forth in Schedule 2 to this Agreement.

VI.	Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Fund, which reserves the right to reject any order, in whole or in part, for any reason or no reason at all. Orders not accompanied by a Subscription Agreement, an executed signature page thereto and the required Subscription Payment for the Offered Shares may be rejected. Issuance and delivery of the Offered Shares will be made only after actual receipt of payment therefor. If any Subscription Payment is not paid upon presentment, or if the Fund is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Offered Shares within seven (7) days of sale, the Fund reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, Selected Dealer agrees to return to the Dealer Manager within thirty (30) days thereafter any Selling Commission or Dealer Manager Fee theretofore paid with respect to such order, and, if Selected Dealer fails to so return any such Selling Commission or Dealer Manager, the Dealer Manager shall have the right to offset amounts owed against future Selling Commissions, the Dealer Manager Fee or the Distribution Fee due and otherwise payable to Selected Dealer.

VII.	Prospectus and Authorized Sales Materials

Selected Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Offered Shares except as set forth in the Prospectus and the Authorized Sales Materials. The Dealer Manager will supply Selected Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors, and Selected Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Offered Shares to an investor. Selected Dealer agrees that it will not send or give any supplements to the Prospectus, any amended Prospectus or any Authorized Sales Materials to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such Prospectus supplement, amended Prospectus or Authorized Sales Materials. Selected Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only,” “advisor use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Offered Shares to members of the public. Selected Dealer agrees that it will not use in connection with the offer or sale of Offered Shares any materials or writings which have not been previously approved by the Fund in writing other than the Prospectus and the Authorized Sales Materials. Selected Dealer agrees to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Selected Dealer will deliver a Prospectus in transactions in the Offered Shares for a period of ninety (90) days from the Effective Date of the Registration Statement or such longer period as may be required by the Exchange Act. Selected Dealer agrees to comply with all the applicable requirements under the Securities Act, the Employee Retirement Income Security Act of 1974, as amended, the Exchange Act (including, to the extent applicable, with respect to the custody of funds and securities), the Conduct Rules of FINRA or its predecessor, the National Association of Securities Dealers, Inc., and any other foreign, state or local securities or other laws or rules of FINRA or any other applicable self-regulatory agency in offering and selling Offered Shares.

VIII.	License and Association Membership

Selected Dealer’s acceptance of this Agreement constitutes a representation to the Fund and the Dealer Manager that Selected Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Offered Shares under federal and state securities laws and regulations in all states where it offers or sells Offered Shares, and that it is a member in good standing of FINRA. Selected Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule 3 to this Agreement. Selected Dealer represents and warrants that it is its sole responsibility to ensure that its representatives are properly registered and licensed as required by any applicable law, rule or regulation. This Agreement shall automatically terminate if Selected Dealer ceases to be a member in good standing of FINRA or with the securities commission of the state in which Selected Dealer’s principal office is located. Selected Dealer agrees to notify the Dealer Manager immediately if Selected Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Selected Dealer is currently registered or licensed, or in the case of a foreign dealer, so to conform. Selected Dealer also hereby agrees to abide by the FINRA Rules, including, without limitation, FINRA Rules 5110 and 5141 and NASD Rule 2420.

IX.	Anti-Money Laundering Compliance Programs

Selected Dealer’s acceptance of this Agreement constitutes a representation to the Fund and the Dealer Manager that Selected Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, SEC Rules and AML Rules, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Offered Shares. In addition, Selected Dealer represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by OFAC (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement. Upon request by the Dealer Manager at any time, Selected Dealer hereby agrees to (i) furnish a written copy of its AML Program and OFAC Program to the Dealer Manager for review and (ii) furnish a copy of the findings and any remedial actions taken in connection with Selected Dealer’s most recent independent testing of its AML Program and/or its OFAC Program.

The parties acknowledge that for the purposes of FINRA Rules, the investors who purchase Offered Shares through Selected Dealer are “customers” of Selected Dealer and not the Dealer Manager. Nonetheless, to the extent that the Dealer Manager deems it prudent, Selected Dealer shall cooperate with the Dealer Manager’s reasonable requests for information, records and data related to the Fund’s shareholders introduced to, and serviced by, Selected Dealer (the “Customers”). Notwithstanding the foregoing, Selected Dealer shall not be required to provide to the Dealer Manager any documentation that, in Selected Dealer’s reasonable judgment, would cause Selected Dealer to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. Selected Dealer hereby represents that it is currently in compliance with all AML Rules and all OFAC requirements, including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. Selected Dealer hereby agrees, upon request by the Dealer Manager to (A) provide an annual certification to Dealer Manager that, as of the date of such certification, (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (ii) it has continued to implement its AML Program and its OFAC Program and (iii) it is currently in compliance with all AML Rules and OFAC requirements, including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act; and (B) perform and carry out, on behalf of both the Dealer Manager and the Fund, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and U.S. Department of Treasury rules thereunder.

X.	Limitation of Offers; Suitability

Selected Dealer will offer Offered Shares only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Fund or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing that the Offered Shares are qualified for sale or that such qualification is not required. Notwithstanding the qualification of the Offered Shares for sale in any jurisdiction (or the exemption therefrom), Selected Dealer represents, warrants and covenants that it will not offer Offered Shares and will not permit any of its registered representatives to offer Offered Shares in any jurisdiction unless both the Selected Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Offered Shares, Selected Dealer will comply with the provisions of the FINRA Rules and all other applicable rules and regulations relating to suitability of investors.

Selected Dealer further represents, warrants and covenants that neither Selected Dealer, nor any person associated with Selected Dealer, shall offer or sell Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Prospectus, including minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; or (c) applicable FINRA Rules. Selected Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Offered Shares to an investor, Selected Dealer, or a person associated with Selected Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Fund) concerning the investor’s age, investment objectives, investment experience, income, net worth, other investments, financial situation and needs, and any other information known to Selected Dealer, or person associated with Selected Dealer, that (i) the investor can reasonably benefit from an investment in the Offered Shares based on the investor’s overall investment objectives and portfolio structuring, (ii) the investor is able to bear the economic risk of an investment in the Offered Shares based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of an investment in the Offered Shares, (B) the risk that the investor may lose his or her entire investment in the Offered Shares, (C) the lack of liquidity of the Offered Shares, (D) the background and qualifications of the Adviser and GSO Capital Partners LP, the sub-adviser to FSGCO, and (E) the tax consequences of an investment in the Offered Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Offered Shares or by the beneficiary of such fiduciary account. Selected Dealer further represents, warrants and covenants that Selected Dealer, or a person associated with Selected Dealer, shall be responsible for determining the suitability and appropriateness of an investment in Offered Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Offered Shares pursuant to a subscription solicited by Selected Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Selected Dealer agrees to retain such documents and records in its records for a period of six years from the date of the applicable sale of Offered Shares, to otherwise comply with the record keeping requirements provided in Section XII below and to make such documents and records available to (i) the Dealer Manager and the Fund upon request and (ii) representatives of the SEC, FINRA and applicable state securities administrators upon Selected Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. Selected Dealer further represents, warrants and covenants that it will notify Dealer Manager in writing if an investment in the Offered Shares becomes no longer suitable or appropriate for a proposed investor prior to the acceptance of the order by the Fund. Selected Dealer shall not purchase any Offered Shares for a discretionary account without obtaining the prior written approval of Selected Dealer’s customer and his or her signature on a Subscription Agreement.

XI.	Due Diligence; Adequate Disclosure

Prior to offering the Offered Shares for sale, Selected Dealer shall have conducted an inquiry such that Selected Dealer has reasonable grounds to believe, based on information made available to Selected Dealer by the Fund or the Dealer Manager through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Offered Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, Selected Dealer may obtain, upon request, information on material facts relating, at a minimum, to the following: (i) items of compensation; (ii) tax aspects; (iii) financial stability and experience of the Fund and the Adviser; (iv) conflicts and risk factors; and (v) other pertinent reports. Notwithstanding the foregoing, Selected Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another Selected Dealer; provided that: (i) Selected Dealer has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such other Selected Dealer; (ii) the results of the inquiry were provided to Selected Dealer with the consent of the other Selected Dealer conducting or directing the inquiry; and (iii) no Selected Dealer that participated in the inquiry is an affiliate of the Fund or the Adviser. Prior to the sale of the Offered Shares, Selected Dealer shall inform each prospective purchaser of Offered Shares of pertinent facts relating to the Offered Shares including the lack of liquidity and lack of marketability of the Offered Shares during the term of the investment but shall not, in any event, make any representation on behalf of the Fund or the Adviser except as set forth in the Prospectus and any Authorized Sales Materials.

XII.	Compliance with Record Keeping Requirements

Selected Dealer agrees to comply with the record keeping requirements of the Exchange Act, including, but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Selected Dealer further agrees to keep such records with respect to each customer who purchases Offered Shares, his or her suitability and the amount of Offered Shares sold, and to retain such records for such period of time as may be required by the SEC, any state securities commission, FINRA or the Fund.

XIII.	Customer Complaints

Each party hereby agrees to provide to the other party copies of any written or otherwise documented customer complaints received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Offered Shares are offered by the Dealer Manager or the Selected Dealer), the Offered Shares or the Fund.

XIV.	Effective Date

This Agreement will become effective upon the last date it is signed by either party hereto. Upon effectiveness of this Agreement, all offers and sales of Offered Shares by the Selected Dealer will be made pursuant to this Agreement exclusively and not through any prior agreement between Selected Dealer and the Dealer Manager, if any.

XV.	Termination; Survival; Amendment

Selected Dealer will immediately suspend or terminate its offer and sale of Offered Shares upon the request of the Fund or the Dealer Manager at any time and will resume its offer and sale of Offered Shares hereunder upon subsequent request of the Fund or the Dealer Manager. Any party may terminate this Agreement by written notice, which termination shall be effective 48 hours after such notice is given. This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Fund’s trustees who are not “interested persons” (as defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the Fund’s distribution plan or this Agreement or by the vote of a majority of the outstanding voting securities of the Fund on not more than sixty (60) days’ written notice to the Dealer Manager and Selected Dealer; and will automatically terminate in the event of its assignment (as defined in the 1940 Act). This Agreement and the exhibits and schedules hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to Selected Dealer, and any such amendment shall be deemed accepted by Selected Dealer upon placing an order for sale of Offered Shares after it has received such notice.

The respective agreements and obligations of the Selected Dealer and the Dealer Manager set forth in Articles I, IV, V, VII, VIII, X, XII, XIII, XIV, XV, XVI, XVII, XVIII, XIX, XX, XXI, XXIV and XXV of this Agreement and Section 5 of the Dealer Manager Agreement shall remain operative and in full force and effect notwithstanding the termination of this Agreement.

Notwithstanding the termination of this Agreement or the payment of any amount to Selected Dealer, Selected Dealer agrees to pay Selected Dealer’s proportionate share of any claim, demand or liability asserted against Selected Dealer and the other Selected Dealers on the basis that the Selected Dealers or any of them constitute an association, unincorporated business or other separate entity, including, in each case, Selected Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

XVI.	Privacy Laws

The Dealer Manager and Selected Dealer (each referred to individually in this section as a “party”) agree as follows:

(a) Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and Regulation S-P; (ii) the privacy standards and requirements of any other applicable federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b) Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c) Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XVII.	Electronic Signatures and Electronic Delivery of Documents

If Selected Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where Selected Dealer is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC and FINRA (collectively, “Electronic Signature Law”)), to the extent the Fund allows the use of Electronic Signature, in whole or in part, Selected Dealer represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed; and (iii) Selected Dealer will comply with the terms outlined in the Electronic Signature Use Rules of Engagement attached as Exhibit B hereto. Selected Dealer agrees to the Electronic Signature Use Indemnity Agreement attached as Exhibit C hereto.

If Selected Dealer intends to use electronic delivery to distribute the Prospectus or other documents related to the Fund to any Person, Selected Dealer will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC, FINRA and state securities administrators and any other laws or regulations related to the electronic delivery of prospectuses. In particular, and without limitation, Selected Dealer shall comply with the requirement under certain Statements of Policy adopted by the North American Securities Administrators Association that a sale of Offered Shares shall not be completed until at least five business days after the Prospectus has been delivered to the investor. Selected Dealer shall obtain and document its receipt of the informed consent of individuals seeking to invest in the Fund prior to delivering the Prospectus in electronic format to such individuals, which documentation shall be maintained by Selected Dealer and made available to the Fund and/or the Dealer Manager upon request.

XVIII.	Notice

All notices will be in writing and will be duly given to the Dealer Manager when mailed to FS2 Capital Partners, LLC, 201 Rouse Boulevard, Philadelphia, PA 19112, and to Selected Dealer when mailed to the address specified by Selected Dealer below.

XIX.	Attorneys’ Fees; Applicable Law and Venue

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by the laws of the State of Delaware applicable to contracts formed and to be performed entirely within the State of Delaware, without regard to the conflicts of laws principles and rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction; provided, however, that the governing law for causes of action for violations of federal or state securities law shall be governed by the applicable federal or state securities law.

XX.	Successors and Assigns; Parties in Interest

The Selected Dealer shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the Dealer Manager. This Agreement shall be binding upon the Dealer Manager and the Selected Dealer and their respective successors and permitted assigns.

The parties agree that the Adviser is an intended beneficiary/third party beneficiary of this Agreement and that the Adviser shall have the right to enforce any rights conferred upon it hereunder.

XXI.	Arbitration

In the event of a dispute concerning any provision of this Agreement (including any provisions of the Dealer Manager Agreement incorporated into this Agreement), either party may require the dispute to be submitted to binding arbitration, conducted on a confidential basis, under the then current commercial arbitration rules of FINRA or the American Arbitration Association (at the discretion of the party requesting arbitration) in accordance with the terms of this Agreement (including the governing law provisions of this section) and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 — 16). The parties will request that the arbitrator or arbitration panel (the “Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the Arbitrator shall be final and binding, and judgment upon any arbitration award may be entered by any court of competent jurisdiction. All arbitration hearings will be held at the Philadelphia FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration. Except as provided otherwise in Section 5 of the Dealer Manager Agreement, in any action or arbitration to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. Each party to this Agreement hereby waives a trial by jury in any legal action or proceeding relating to this Agreement.

XXII.	Severability

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

XXIII.	Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

XXIV.	No Partnership

Nothing in this Agreement shall be construed or interpreted to constitute the Selected Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Fund or the other Selected Dealers; instead, this Agreement shall only constitute the Selected Dealer as a dealer authorized by the Dealer Manager to sell the Offered Shares according to the terms set forth in the Registration Statement, the Prospectus and this Agreement.

XXV.	Confidentiality

The Dealer Manager, the Fund, Franklin Square Holdings, L.P. (“FSH”) or one of their affiliates or employees, agents or advisers (“Representatives”) (all such entities and persons, collectively, the “FS Entities”) may have provided and will furnish to Selected Dealer or its affiliates or Representatives with certain information that is either non-public, confidential or proprietary in nature in order to enable Selected Dealer to perform a diligence review. This information furnished to Selected Dealer or its affiliates or Representatives, including the terms and conditions of any agreements entered into between Selected Dealer or its affiliates and any FS Entity, together with analyses, compilations, forecasts, studies or other documents prepared by Selected Dealer or its affiliates or Representatives which contain or otherwise reflect such information is hereinafter referred to as the “Information.” The term Information shall not include such portions of the Information which (i) are or become generally available to the public other than as a result of a disclosure by Selected Dealer or its affiliates or Representatives in violation of this Agreement, or (ii) become available to Selected Dealer on a non-confidential basis from a source other than an FS Entity that has a bona fide right to do so and which is not subject to any obligation to keep such information confidential. In consideration of the FS Entities furnishing Selected Dealer or its affiliates or Representatives with the Information, Selected Dealer agrees that:

(a) The Information will be kept confidential and shall not, without FSH’s prior written consent, be disseminated or disclosed by Selected Dealer or its affiliates or Representatives, in any manner whatsoever, in whole or in part, and shall not be used by Selected Dealer or its affiliates or Representatives, other than in connection with performing the diligence review contemplated by Section XI of this Agreement. Moreover, Selected Dealer agrees to reveal the Information only to such of its affiliates or Representatives who need to know the Information for the purpose of performing the diligence review contemplated by Section XI of this Agreement, who are informed by Selected Dealer of the confidential nature of the Information and who agree to act in accordance with the terms and conditions of this Section XXV.

(b) All copies of the Information will be returned to FSH or destroyed upon FSH’s request.

(c) In the event that Selected Dealer or any of its affiliates or Representatives are requested or required (by oral questions, depositions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any of the Information, Selected Dealer will provide FSH with prompt written notice so that any of the FS Entities may seek a protective order, other appropriate remedy or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that FSH waives compliance with the provisions of this Agreement, Selected Dealer shall disclose such Information without liability hereunder; provided, however, that Selected Dealer will furnish only that portion of the Information which, in the opinion of its counsel, Selected Dealer is compelled to disclose and will not oppose any action by FSH to obtain reliable assurance that confidential treatment will be accorded the Information. Selected Dealer further agrees to exercise its reasonable efforts to otherwise preserve the confidentiality of the Information. Upon reasonable notice, Selected Dealer further agrees to cooperate with the FS Entities in obtaining a protective order or other appropriate remedy.

(d) In no event shall any of the FS Entities be liable for any losses, damages, claims or expenses incurred or actions undertaken by Selected Dealer or its affiliates or Representatives as a result of their receipt of the Information or their use thereof. Selected Dealer agrees that the Information is and shall remain the property of FSH and that none of the FS Entities has granted Selected Dealer or its affiliates or Representatives any license, copyright, or similar right with respect to any of the Information.

(e) Selected Dealer hereby acknowledges that Selected Dealer is aware, and that Selected Dealer will advise its affiliates or Representatives who have been provided with Information, that the United States securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Selected Dealer further acknowledges that some or all of the Information is or may be price-sensitive information and that the use of such Information may be regulated or prohibited by applicable legislation relating to insider dealing and Selected Dealer undertakes, on behalf of itself and its Representatives, not to use any Information for any unlawful purpose.

(f) FSH has the right to enforce this Section XXV as a third party beneficiary.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

“DEALER MANAGER”

FS2 CAPITAL PARTNERS, LLC

By:
Mike Vessels
President

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the jurisdictions identified below represent a true and correct list of all jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities, and we agree to advise you of any change in such list during the term of this Agreement.

1. Identity of Selected Dealer:

Full Legal Name:

(to be completed by Selected Dealer)

Type of Entity:

(to be completed by Selected Dealer)

Organized in the State of:

(to be completed by Selected Dealer)

Tax Identification Number:

(to be completed by Selected Dealer)

FINRA/CRD Number:

(to be completed by Selected Dealer)

2. Any notice under this Agreement will be deemed given pursuant to Section XVIII hereof when delivered to Selected Dealer as follows:

Company Name:

Attention to:
(Name)

(Title)

Street Address:

City, State and Zip Code:

Telephone No.:	( )

Facsimile No.:	( )

Email Address:

Accepted and agreed as of the date below:

“SELECTED DEALER”

(Print Name of Selected Dealer)

By:
Name:
Title:
Date:

SCHEDULE 1

TO

SELECTED DEALER AGREEMENT WITH

FS2 CAPITAL PARTNERS, LLC (“DEALER MANAGER”)

NAME OF ISSUER:	FS GLOBAL CREDIT OPPORTUNITIES FUND—T

NAME OF SELECTED DEALER:

SCHEDULE TO AGREEMENT DATED:

The Selected Dealer’s aggregate Selling Commission applicable to the total number of Offered Shares sold by the Selected Dealer and confirmed by the Fund will be [●]% of the gross proceeds for such Offered Shares.

The Selected Dealer’s Dealer Manager Fee applicable to the total number of Offered Shares sold by the Selected Dealer and confirmed by the Fund will be [●]% of the gross proceeds for such Offered Shares.

The Selected Dealer’s Distribution Fee applicable to the total number of Offered Shares sold by the Selected Dealer and confirmed by the Fund will be [●]% of the NAV of such Offered Shares.

“DEALER MANAGER”

FS2 CAPITAL PARTNERS, LLC

By:
Mike Vessels
President

“SELECTED DEALER”

(Print Name of Selected Dealer)

By:
Name:
Title:

SCHEDULE 2

TO

SELECTED DEALER AGREEMENT WITH

FS2 CAPITAL PARTNERS, LLC (“DEALER MANAGER”)

NAME OF ISSUER:	FS GLOBAL CREDIT OPPORTUNITIES FUND—T

NAME OF SELECTED DEALER:

SCHEDULE TO AGREEMENT DATED:

Selected Dealer hereby authorizes the Dealer Manager or its agent to deposit Selling Commissions, the Dealer Manager Fee, the Distribution Fee and other payments due to it pursuant to the Selected Dealer Agreement to its bank account specified below. This authority will remain in force until Selected Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Selected Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Selected Dealer for an amount not to exceed the amount of the erroneous deposit. Instructions provided pursuant to this Schedule 2 will supersede the instructions provided by Selected Dealer with respect to all other funds sponsored by Franklin Square Capital Partners (“Franklin Square”).

☐ ACH	☐ Wire

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“SELECTED DEALER”

(Print Name of Selected Dealer)

By:
Name:
Title:
Date:

For direct access to commission information, including support and allocation, please enroll in DST Internet Dealer Commissions (IDC). IDC allows a Selected Dealer to obtain commission statements at any time following the processing period. Please log on to www.DSTIDC.com to request access to reporting for all Franklin Square investments. For further assistance, call the DST IDC team at 1-800-214-2101 or email commissions@dstsystems.com.

SCHEDULE 3

TO

SELECTED DEALER AGREEMENT WITH

FS2 CAPITAL PARTNERS, LLC

Selected Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

☐	Alabama	☐	Montana

☐	Alaska	☐	Nebraska

☐	Arizona	☐	Nevada

☐	Arkansas	☐	New Hampshire

☐	California	☐	New Jersey

☐	Colorado	☐	New Mexico

☐	Connecticut	☐	New York

☐	Delaware	☐	North Carolina

☐	District of Columbia	☐	North Dakota

☐	Florida	☐	Ohio

☐	Georgia	☐	Oklahoma

☐	Guam	☐	Oregon

☐	Hawaii	☐	Pennsylvania

☐	Idaho	☐	Puerto Rico

☐	Illinois	☐	Rhode Island

☐	Indiana	☐	South Carolina

☐	Iowa	☐	South Dakota

☐	Kansas	☐	Tennessee

☐	Kentucky	☐	Texas

☐	Louisiana	☐	U.S. Virgin Islands

☐	Maine	☐	Utah

☐	Maryland	☐	Vermont

☐	Massachusetts	☐	Virginia

☐	Michigan	☐	Washington

☐	Minnesota	☐	West Virginia

☐	Mississippi	☐	Wisconsin

☐	Missouri	☐	Wyoming

EXHIBIT A

DEALER MANAGER AGREEMENT

EXHIBIT B

ELECTRONIC SIGNATURE USE RULES OF ENGAGEMENT

In consideration of the Fund allowing Selected Dealer and Selected Dealer’s clients to authorize certain account-related transactions and/or requests, in whole or in part, by Electronic Signature (as such term is defined in Section XVII hereof), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Selected Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree that:

1.	Selected Dealer has selected an appropriate electronic signature technology that: (a) adheres to applicable Electronic Signature Law; (b) provides a visible indication that an Electronic Signature was affixed to the relevant document and displays the date on which such Electronic Signature was affixed thereto; (c) employs an authentication process to establish signer’s identity and authority to sign (the “Authentication Process”); (d) prevents the Electronic Signature from repudiation; (e) protects the signed record from undetected and unauthorized alteration after signing; (f) requires the signer to scroll to the bottom of each page of any document to be signed before advancing to the next page; (g) requires the signer to separately sign or initial each representation made in the subscription agreement; and (h) utilizes a password protected interface to provide client access to documents to be signed electronically or which have previously been signed electronically. The Authentication Process will comply with the Customer Identification Program requirements of the USA Patriot Act.

2.	(a) Selected Dealer shall advise clients that participation in the Electronic Signature program is optional and that participation in the Electronic Signature program is not a condition for participation in any investment; (b) clients must expressly opt into the Electronic Signature program to participate; (c) any client that fails to make an election will execute paper subscription documents; (d) clients may terminate their participation in the Electronic Signature program at any time; (e) clients that elect to participate in the Electronic Signature program will have the ability to elect to receive the Prospectus and other materials electronically or in paper form; (f) the same investment opportunities will be available to the client, regardless of whether the client participates in the Electronic Signature program; (g) the use of Electronic Signatures will not affect the Selected Dealer’s obligation to make the suitability determinations that are required under this Selected Dealer Agreement and the Dealer Manager Agreement; and (h) Selected Dealer maintains and will comply with written policies and procedures covering its use of Electronic Signatures.

3.	Selected Dealer will maintain a copy (the “Record”) of each Electronic Signature used to execute a transaction and/or request for the life of the account and a minimum of seven years after the account is closed, or for such longer period as any law, rule or regulation may require. Selected Dealer will provide such Record to the Fund and/or the Dealer Manager upon request. Supporting documentation for the use of any Electronic Signature will be maintained and available to the Fund and/or the Dealer Manager upon request. Selected Dealer will maintain all Records in accordance with applicable recordkeeping obligations under state and federal securities laws and regulations and all applicable FINRA rules and regulations.

4.	Electronic Signature may only be used to the extent permitted by the Fund.

5.

The consent of Selected Dealer’s client will be obtained for the use of Electronic Signature prior to delivery of any Electronic Signature to the Dealer Manager or the Fund. For each transaction and/or request submitted, the signer must be informed that an Electronic Signature is being

B-1

created. If a party must sign or initial a single document in more than one place, a separate signature or expression of intent to sign will be obtained for each location where a signature is required. If multiple documents are to be signed, a separate signature or expression of intent to sign will be obtained for each document.

6.	If Electronic Signature credentials may be used multiple times, Selected Dealer will use a procedure to identify and de-activate expired, withdrawn or compromised credentials. Selected Dealer will establish procedures for removing Electronic Signature credentials when a client no longer wishes to participate in the use of Electronic Signature.

7.	Selected Dealer may not limit its clients to the use of Electronic Signature or electronic delivery of documents only. Selected Dealer will allow its clients to elect to sign any document with a manual signature. Selected Dealer will allow its clients to elect to receive any document in paper format. Selected Dealer may not charge its clients different fees or expenses based on their election to participate, or not to participate, in the Electronic Signature program. Selected Dealer will obtain and document its receipt of the informed consent of individuals seeking to invest in the Fund prior to delivering the Prospectus in electronic format to such individuals, which documentation will be maintained by Selected Dealer and made available to the Fund and/or the Dealer Manager upon request.

Selected Dealer will provide clients participating in the Electronic Signature program a written confirmation of purchase, which may be provided in electronic or paper format at the election of the client.

B-2

EXHIBIT C

ELECTRONIC SIGNATURE USE INDEMNITY AGREEMENT

Selected Dealer has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section XVII hereof). In consideration of the Fund allowing Selected Dealer and its clients to certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Selected Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Fund, the Dealer Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, managers, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with the Selected Dealer’s representations or covenants set forth in Section XVII hereof or the representations described below.

Selected Dealer represents that it will comply with the terms outlined in the Electronic Signature Use Rules of Engagement attached as Exhibit B to the Selected Dealer Agreement. Selected Dealer represents that the Fund may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Selected Dealer’s client given with such client’s prior authorization and consent. Selected Dealer represents that the Fund may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that Selected Dealer’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Selected Dealer’s client received all disclosures required by applicable Electronic Signature Law. Selected Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Fund.

C-1